EXHIBIT 33.4

          Report on Assessment with Compliance with Servicing Criteria for Asset-Backed Securities
                                 (Fidelity Bank)


                                  Fidelity Bank

                 Management's Report on Assessment of Compliance
                    with SEC Regulation AB Servicing Criteria
                                December 31, 2007

Fidelity Bank is responsible for assessing compliance as of December 31, 2007 and for the period from February 2, 2007 through December 31, 2007 (the "Reporting Period") with the servicing criteria under Item 1122(d) of the Securities and Exchange Commission's Regulation AB, except for the criteria set forth in Appendix B hereto and designated as inapplicable (such criteria, after excluding the inapplicable criteria identified in Appendix B, the "Applicable Servicing Criteria"). The loans covered by this report are the automobile loans in the GS Auto Loan Trust 2007-1 (the "Platform"). Fidelity Bank has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that, other than Item 1122(d)(4)(vi) as identified in Appendix A, the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period with respect to the "Platform" taken as a whole.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period as set forth in this assertion.

Fidelity Bank, as Servicer:

By:    /s/ B. Rodrick Marlow
       ----------------------

Name:  B. Rodrick Marlow
Title: Chief Financial
Officer Date:   3/10/08

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                                   APPENDIX A

        The Purchase and Servicing Agreement ("Agreement") between Fidelity Bank ("Seller and Servicer") and GS Whole Loan Trust VI ("Purchaser") dated February 2, 2007, provides that a one-month extension of payments on any automobile loan is allowed for each 12 months of consecutive payments.

        Seller and Servicer's policy provides that a one month extension may be allowed after the first seven months if, in the opinion of the collection staff, the extension will maximize the probability that the obligor will make all other payments due on time and will result in the collection of all principal and interest.

        Likewise, Servicer's policy provides that an additional one month extension may be allowed at any time within the twelve month period following the last one month extension if, in the opinion of the collection staff, the obligor will make all other payments due on time and will result in the collection of all principal and interest.

        The extension exception between the Agreement and the servicing policies was discovered in the management review related to Regulation AB. Further testing determined that fifty-two automobile loans had extensions under these exception conditions. The majority of these loans continued to perform satisfactorily after being granted an extension.

        As of December 31, 2007, thirty-nine of the loans were current or less than thirty days past due, two were thirty to fifty-nine days past due, three had been paid in full, four had been repossessed and charged-off, three had been repossessed but the collateral not yet sold, and one had been assigned for repossession.

        All extensions going forward will adhere to the Agreement unless different instructions are provided by the Purchaser.


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                                   APPENDIX B


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                                                                                                                 INAPPLICABLE
                                                                               APPLICABLE                         SERVICING
                         SERVICING CRITERIA                                SERVICING CRITERIA                      CRITERIA
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                                                                                          Performed    Performed by         NOT
                                                                                              by      subservicer(s)   performed by
                                                                                          Vendor(s)    or vendor(s)    Fidelity Bank
                                                                             Performed    for which      for which         or by
                                                                             Directly      Fidelity    Fidelity Bank  subservicer(s)
                                                                                by       Bank is the    is NOT the     or vendor(s)
                                                                             Fidelity    Responsible    Responsible     retained by
    Reference                            Criteria                              Bank         Party          Party       Fidelity Bank
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General Servicing Considerations
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 1122(d)(1)(i)    Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default
                  in accordance with the transaction agreements.                 X
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 1122(d)(1)(ii)                                                                                                               X
                   If any material servicing  activities are outsourced
                   to  third  parties,   policies  and  procedures  are
                   instituted to monitor the third party's  performance
                   and compliance with such servicing activities.
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 1122(d)(1)(iii)   Any requirements in the transaction agreements                                                             X
                   to maintain a back-up servicer for the
                   Receivables are maintained.
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 1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is            X
                   in effect on the party participating in the
                   servicing function throughout the reporting period
                   in the amount of coverage required by and otherwise
                   in accordance with the terms of the transaction
                   agreements.
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Cash Collection and Administration
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                    Payments on Receivables are deposited into the
                    appropriate custodial bank accounts and related
                    bank clearing accounts no more than two
                    business days following receipt, or such other
                    number of days specified in the transaction                  X
  1122(d)(2)(i)     agreements.
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  1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of                                                         X
                    an obligor or to an investor are made only by
                    authorized personnel.

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  1122(d)(2)(iii)   Advances of funds or guarantees regarding                                                                 X
                    collections, cash flows or distributions, and any
                    interest or other fees charged for such advances,
                    are made, reviewed and approved as specified in the
                    transaction agreements.
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                    The related accounts for the transaction, such
                    as cash reserve accounts or accounts
                    established as a form of
                    overcollateralization, are separately maintained                                                          X
                    (e.g., with respect to commingling of cash) as set
  1122(d)(2)(iv)    forth in the transaction agreements.
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  1122(d)(2)(v)     Each custodial account is maintained at a                                                                 X
                    federally insured depository institution as set
                    forth in the transaction agreements. For purposes
                    of this criterion, "federally insured depository
                    institution" with respect to a foreign financial
                    institution means a foreign financial institution
                    that meets the requirements of Rule 13k-1(b)(1) of
                    the Securities Exchange Act.
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  1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent                                                         X
                    unauthorized access.
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                   Reconciliations are prepared on a monthly basis for           X
                   all asset-backed securities related bank accounts,
                   including custodial accounts and related bank
                   clearing accounts. These reconciliations are (A)
                   mathematically accurate; (B) prepared within 30
                   calendar days after the bank statement cutoff date,
                   or such other number of days specified in the
                   transaction agreements; (C) reviewed and approved by
                   someone other that the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items.
                   These reconciling items are resolved within 90
                   calendar days of their original identification, or
                   such other number of days specified in the
 1122(d)(2)(vii)   transaction agreements.
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Investor Remittances and Reporting
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                   Reports to investors, including those to be filed
                   with the Commission, are maintained in accordance
                   with the transaction agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A) are prepared in
                   accordance with timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide information calculated in
                   accordance with the terms specified in the
                   transaction agreements; (C) are filed with the
                   Commission as required by its rules and regulations;
                   and (D) agree with investors' or the tmstee's                                                              X
                   records as to the
                   total unpaid principal balance and number of
 1122(d)(3)(i)     Receivables serviced by the Servicer.
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 1122(d)(3)(ii)    Amounts due to investors are allocated and remitted                                                        X
                   in accordance with timeframes, distribution priority
                   and other terms set forth in the transaction
                   agreements.
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 1122(d)(3)(iii)   Disbursements made to an investor are posted within                                                        X
                   two business days to the Servicer's investor
                   records, or such other number of days specified in
                   the transaction agreements.
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 1122(d)(3)(iv)    Amounts remitted to investors per the investor                                                             X
                   reports agree with cancelled checks, or other form
                   of payment, or custodial bank statements.
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Pool Asset Administration
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                                                                                 X
                    Collateral or security on Receivable is maintained
                    as required by the transaction agreements or
 1122(d)(4)(i)      related mortgage loan documents.
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 1122(d)(4)(ii)     Pool assets and related documents are safeguarded            X
                    as required by the transaction agreements
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 1122(d)(4)(iii)                                                                 X
                    Any additions, removals or substitutions to the
                    asset pool are made, reviewed and approved in
                    accordance with any conditions or requirements in
                    the transaction agreements.
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 1122(d)(4)(iv)     Payments on Receivables, including any payoffs,              X
                    made in accordance with the related Receivable
                    documents are posted to the Servicer's obligor
                    records maintained no more than two business days
                    after receipt or such other number of days
                    specified in the transaction agreements, and
                    allocated to principal, interest or other items
                    (e.g., escrow) in accordance with the related pool
                    asset documents.
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  1122(d)(4)(v)     The Servicer's  records  regarding the Receivables           X
                    agree with the Servicer's  records with respect to
                    an obligor's unpaid principal balance.
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  1122(d)(4)(vi)   Changes with respect to the terms or status of an              X
                   obligor's Receivables (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by
                   authorized personnel in accordance with the
                   transaction agreements and related pool asset
                   documents.
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 1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g.,                     X
                   forbearance plans, modifications and deeds in
                   lieu of foreclosure, foreclosures and
                   repossessions, as applicable) are initiated,
                   conducted and concluded in accordance with the
                   timeframes or other requirements established by
                   the transaction agreements.
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                   Records documenting collection efforts are                     X
                   maintained during the period a Receivable is
                   delinquent in accordance with the transaction
                   agreements. Such records are maintained on at least
                   a monthly basis, or such other period specified in
                   the transaction agreements, and describe the
                   entity's activities in monitoring delinquent
                   Receivables including, for example, phone calls,
                   letters and payment rescheduling plans in cases
                   where delinquency is deemed temporary (e.g., illness
 1122(d)(4)(viii)  or unemployment).
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 1122(d)(4)(ix)    Adjustments to interest rates or rates of return                                                           X
                   for Receivables with variable rates are computed
                   based on the related pool asset documents.
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 1122(d)(4)(x)     Regarding any funds held in trust for an obligor                                                           X
                   (such as escrow accounts): (A) such funds are
                   analyzed, in accordance with the obligor's pool
                   asset documents, on at least an annual basis, or
                   such other period specified in the transaction
                   agreements; (B) interest on such funds is paid, or
                   credited, to obligors in accordance with applicable
                   pool asset documents and state laws; and (C) such
                   funds are returned to the obligor within 30
                   calendar days of full repayment of the related
                   Receivables, or such other number of days specified
                   in the transaction agreements.
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 1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax                                                         X
                   or insurance payments) are made on or before the
                   related penalty or expiation dates, as indicated on
                   the appropriate bills or notices for such payments,
                   provided that such support has been received by the
                   Servicer at least 30 calendar days prior to these
                   dates, or such other number of days specified in
                   the transaction agreements.
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 1122(d)(4)(xii)   Any late payment penalties in connection with any                                                          X
                   payment to be made on behalf of an obligor are paid
                   from the Servicer's funds and not charged to the
                   obligor, unless the late payment was due to the
                   obligor's error or omission.
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 1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are                                                             X
                   posted within two business days to the obligor's
                   records maintained by the Servicer, or such other
                   number of days specified in the transaction
                   agreements.
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 1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible                   X
                   accounts are recognized and recorded in
                   accordance with the transaction agreements.
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 1122(d)(4)(xv)    Any external enhancement or other support,                                                                 X
                   identified in Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is maintained as set
                   forth in the transaction agreements.
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